Non-Recourse
                       Guaranty of Payment
                               Of
                         Promissory Note

WHEREAS, Waste Management Holdings, Inc., ("WM") has been requested to accept a $2,500,000 Promissory Note in lieu of a certain amount of cash from Perma-Fix Environmental Services, Inc.("Debtor"), in connection with the closing of the Stock Purchase Agreement between WM and Debtor dated May 16, 2000 as amended by First Amendment to Stock Purchase Agreement dated August 31, 2000. Said Promissory Note in the principal sum of two million five hundred thousand dollars ($2,500,000.00), dated August 31, 2000 ("Promissory Note"), together with interest thereon at the rate of 11.25 percent per annum and secured by this Guaranty.

WHEREAS, WM has declined to accept the Promissory Note unless said Promissory Note shall be guaranteed on a non-recourse basis by Diversified Scientific Services, Inc., a Tennessee corporation
("Guarantor") and unless such guaranty shall be secured by certain assets of Guarantor.

NOW, THEREFORE, in consideration of WM's promise to accept the Promissory Note, and for other valuable consideration received, Guarantor hereby unconditionally and irrevocably guarantees pursuant to the terms of this Agreement, WM., its successors and assigns, the prompt and full repayment of the principal sum owing on said Promissory Note, and all interest accrued and to accrue thereon in accordance with its terms, except that Guarantor shall be liable for the outstanding principal on said Note, together with only so much of the interest owing thereon that would not exceed the lawful rate for individual borrowers applicable at the time the Note was made.

The Guarantor does hereby guarantee and become a surety, without personal liability, to WM for the prompt satisfaction when due, whether by acceleration or otherwise, of Debtor's obligations under the Promissory Note subject to the terms of this Guaranty.

The Guarantor agrees that if Debtor's obligations under the Promissory Note are not satisfied when due, either at maturity or by acceleration or otherwise, the Guarantor shall upon demand by WM forthwith satisfy such indebtedness of the Debtor to the extent and only to the extent of the Collateral pledged pursuant to this Guaranty shall satisfy Guarantor's obligations hereunder, and provided that this Guaranty is non-recourse to the Guarantor hereunder and is limited to the proceeds derived from the public sale of the Collateral by Guarantor acting in good faith to achieve the highest possible sales price for the Collateral or at the sole election of WM, by surrendering the Collateral to WM.
If the Collateral is sold at a public sale the costs and expenses of such sale shall be borne by Guarantor.. The Guarantor shall not be liable for any deficiency which may remain under the Promissory Note or otherwise upon the public sale of the Collateral.

A separate cause of action may be brought and prosecuted against the Guarantor without the necessity of joining the Debtor or previously proceeding or exhausting any other remedy against the Debtor or any other person who might have become liable for the indebtedness by assumption thereof or of realizing upon any security then held by noteholder to secure such indebtedness.

The Guarantor hereby specifically waives any and all defenses to any action or proceeding brought to enforce this Guaranty or any part of this Guaranty either at law or in equity, except the single defense that the sum claimed has actually been paid to the holder of the Promissory Note. Without limiting the foregoing in anywise but merely by way of illustration, Guarantor specifically waives any and all technical, dilatory or nonmeritorious defenses, and any defense predicated upon and including but not limited to:

     1)   Change or modification of the Promissory Note.
     2) Indulgence or forbearance in enforcement of any term of either the Promissory Note or any other instrument securing affecting or modifying said Note or any term for the repayment of the indebtedness it evidences.
     3) Change of ownership of any of the assets securing this Guaranty.
     4) A release of all or any part of the security, whether for valuable consideration or otherwise.
     5)   Acquiring additional security
     6) Substitution of different security in exchange or exchanges for part or parts of the original security.
     7) The fact that there may be persons other than the Guarantor, solvent and responsible for the payment of the indebtedness.

The Guarantor hereby assigns and grants to WM a continuing general lien on, and security interest in, all of Guarantor's right, title and interest in, and to the collateral described in
Schedule 1 attached hereto and hereby made a part of this Guaranty (the "Collateral")to secure the payment and performance of all of Guarantor's obligations under this Guaranty.

The Guarantor hereby represents, warrants and covenants, and for so long as this Guaranty is in effect shall be deemed to continuously represent, warrant and covenant, that:
The Guarantor is the owner of the Collateral and, except for the first priority security interest granted by Guarantor to WM pursuant hereto, and the second lien and security interest in and to the Collateral granted by the Guarantor to its lender, the Collateral and each part thereof is free and clear from, and is not subject to, any security interest, mortgage, pledge, lien, levy for taxes or other assessment, interest, charge, adverse claim or other encumbrance, including any financing statement or other document file din any public office (collectively, the "encumbrances"); and Guarantor shall keep and maintain the Collateral, and each part thereof, in good condition, ordinary wear and tear excepted;

Notwithstanding the above, if any portion of the Collateral was in the possession of Guarantor at the time of the Closing of the transaction contemplated by the Stock Purchase Agreement, and such Collateral is not owned by the Guarantor or is subject to a lien or security interest in breach of WM's representations, warranties or covenants contained in the Stock Purchase Agreement, then such shall not be a breach of this Agreement.

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
     (a) The Guarantor shall, at its sole cost and expense, defend its right, title and interest in and to the Collateral, and defend the Collateral against any claims of infringement and all other claims or demands of any other party and all other liabilities of any nature whatsoever;

     (b) The Collateral is personalty and the Guarantor shall not, except with the prior written consent of WM, affix the Collateral to real estate in such a manner as to cause the Collateral to become a fixture, as such term is defined in Section 9-313 of the Uniform Commercial Code of Tennessee or to become part of real estate; if the Collateral is or in the opinion of WM may become a fixture or part of any real estate, the Guarantor shall give WM a written waiver by the record owner of such real estate of all interest in the Collateral and a written subordination by any person who has a lien on such real estate which is or may be superior to the security interest created by this Agreement;

     (c) The Guarantor shall, at its expense, maintain the Collateral and every part thereof in good operating condition and shall not permit anything to be done or any condition to exist that may impair the value of the Collateral, ordinary wear and tear excepted;

     (d) The Guarantor shall at all times and at its expense keep the Collateral fully insured against risks of loss or physical damage by collision, upset, fire (including so-called extended coverage), theft and other casualties as WM may reasonably require, losses in all cases to be payable to WM and the Guarantor as their interests may appear; all policies of insurance shall provide for at least ten days' prior written notice of cancellation to WM; the Guarantor shall promptly furnish WM with certificates of insurance or other evidence satisfactory to WM as to compliance with the provisions of this Section; the Guarantor further agrees that, in the event it shall fail to pay the premium on any such insurance; WM may do so and the Guarantor shall promptly reimburse WM for such expense.

     (e) The Guarantor shall duly and promptly pay and discharge, or cause to be paid and discharged, (i) all taxes, assessments and governmental charges or levy upon or against it or its profits, income, properties or assets and when such became due, except Guarantor may contest such in good-faith, (ii) all lawful claims, for labor, materials, supplies, or services, becomes a lien or charge upon the Collateral, unless and to the extent only that the same are being diligently contested in good faith by appropriate proceedings and appropriate reserves therefore have been established in accordance with generally accepted accounting principles consistently applied;

     (f) The Collateral, or any part thereof, will not be sold, assigned, conveyed, transferred, disposed of or become subjected to any subsequent interest of any party, created or suffered by the Guarantor, voluntarily or involuntarily, except as expressly authorized in writing by WM, except in the ordinary course of business or to replace such because of damage or obsolence of such, provided, however that such replacement of the Collateral or any part thereof shall have a fair market value equal to or in excess of the Collateral replaced, that Guarantor provide WM written notice of the replacement within ten days thereof and htat the property replacing the Collateral be deemed substituted for the original Collateral and subject to this Guaranty;

     (g) The Guarantor, at its sole cost and expense, shall duly execute, deliver and file, or cause to be duly executed, delivered or filed, financing, continuation or termination statements, certificates of title for endorsement with respect to the security interested created by this Agreement and such other instruments and documents as WM may request, and do and cause to be done such acts and things as WM may at any time reasonably request in order to enforce, perfect and protect its security interest in the Collateral as herein provided and its rights and remedies with respect to the Collateral;

     (h) No other Obligation shall be released, discharged, or impaired in any manner or to any extent if: (i) WM renews, extends, modifies, changes or waives the time of payment and/or the manner, place or terms of payment of all or any part of any obligation secured hereby or any renewal thereof; or (ii) WM makes any exchange, release, substitution, addition, surrender, settlement or compromise with WM subordinates an obligation or the Collateral, or both, to any other indebtedness of the Guarantor or security therefore, or both, which may exist at any time hereafter and no right of WM shall be impaired by any of the foregoiung, including its right to declare a subsequent default of the Promissory Note, this right bring deemed a continuing one;

     (i) The Guarantor shall promptly notify WM of any act, condition or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder, including the existence of any material litigation, arbitration or other legal proceedings involving or affecting the collateral; and The liability hereunder assumed shall not be affected by the acceptance of any settlement or composition by Guarantor either in liquidation, readjustment, receivership, bankruptcy or otherwise, except only to the extent that such settlement has resulted in actual payment of a part of the indebtedness, and then only to that extent.

WM shall not be required to give notice to Guarantor of any failure or omission on the part of Guarantor to meet any payment sooner than at the time payment hereunder is demanded, and Guarantor expressly waives any other notice.

The undersigned Guarantor hereby agrees to waive any rights of subrogation of WM or any beneficiary of the Guaranty until such time as WM or the beneficiary has received payment under the aforementioned Note.

Nothing contained in this Guaranty shall be construed as obliging
Guarantor in anywise to be responsible for interest in excess of what would be lawful for Guarantor to pay under the circumstances.

This instrument is to be construed as a continuing, binding, absolute, and unconditional guaranty that shall remain in full force and effect as written until actual payment of said

Promissory Note, both principal and interest, or until terminated by agreement between the Guarantor and the holder of this guaranty. To the extent permitted by law, Guarantor shall pay all reasonable attorney fees and other costs and expenses incurred by WM in the event that WM shall be obliged to resort to the courts or require the services of an attorney to collect hereunder or to protect or preserve the Collateral.

If any part of this guaranty agreement shall not be valid under the laws or the state or jurisdiction where the premises encumbered by the mortgage that secures the Promissory Note concerning which this guaranty has been issued is located, such part shall be rendered inoperative, but the remainder of this guaranty shall be enforced.

Wherever the name of WM appears, the rights and authority granted WM shall inure to the benefit of its successors and assigns (whether such statement follows WM's title or not), and the agreement contained herein by Guarantor shall bind the successors and assigns of Guarantor.

IN WITNESS WHEREOF the Guarantor has executed this guaranty on this 31st day of August, 2000.

DIVERSIFIED SCIENTIFIC SERVICES,
INC.



By: /s/ Robert G. Simpson
    _____________________________

Title:  President
      ____________________________